UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2008
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Houston, Texas (Address of principal executive offices)		77072 (Zip Code)

281-776-7200 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As previously disclosed, Golden Brand Clothing (Canada) Ltd., a subsidiary of the Company, has announced its intention to close its manufacturing facility in Montreal, Canada. The Canadian union representing certain employees at the manufacturing facility in Montreal has filed a grievance against Golden Brand pursuant to the collective bargaining agreement, alleging that Golden Brand would be in breach of certain provisions of the agreement in connection with closing the manufacturing facility. The union is asking the arbitrator to order Golden Brand to keep the manufacturing facility in operation provisionally pending a final judgment, and by final judgment, until the expiry of the collective bargaining agreement on November 30, 2009 and for compensation to the extent work is outsourced from the manufacturing facility.
We believe that Golden Brand is acting in conformity with the agreement and do not believe that this proceeding will have a material adverse effect on the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2008

THE MEN’S WEARHOUSE, INC.
By:	/s/ Diana M. Wilson
Diana M. Wilson
Senior Vice President and Chief Accounting Officer